EXHIBIT 10.1
EXECUTION VERSION

TRANSACTION, CONTRIBUTION AND PURCHASE AGREEMENT
dated as of August 20, 2007,
by and among
Rhapsody America LLC,
RealNetworks, Inc.,
RealNetworks Digital Music of California, Inc.,
Viacom International Inc.
and
DMS Holdco Inc.

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions and Usage

SECTION 1.01.	Definitions	2

ARTICLE II

Transactions

SECTION 2.01.	Contributions and Purchases	9
SECTION 2.02.	Issuance of Membership Interests	9
SECTION 2.03.	Transfer of Benefits and Burdens of Rights	9
SECTION 2.04.	Assignment of Benefits and Burdens of Certain Contracts and Rights	10
SECTION 2.05.	Closing	11

ARTICLE III

Representations and Warranties

SECTION 3.01.	Representations and Warranties of RN Parent	11
SECTION 3.02.	Representations and Warranties of MTVN Parent	15

ARTICLE IV

Covenants

SECTION 4.01.	Tax Treatment	19
SECTION 4.02.	Employee Matters	20
SECTION 4.03.	Expenses; Transfer Taxes	21
SECTION 4.04.	Other Assets	21
SECTION 4.05.	Further Assurances	22

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Schedules
Schedule 1 — Initial Cash Contributions
Schedule 2 — RN Contribution Assets
Schedule 3 — MTVN Contribution Assets
Schedule 4 — Contributed Employees
Schedule 5 — LLC Membership Interests and Participation Percentages
Schedule 6 — Dispute Resolution
Schedule 7 — Notices
RN Parent Disclosure Schedule
MTVN Parent Disclosure Schedule
Exhibits
Exhibit A — MTVN Note

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     TRANSACTION, CONTRIBUTION AND PURCHASE AGREEMENT (this “Agreement”) dated as of August 20, 2007, among Rhapsody America LLC, a Delaware limited liability company (the “Company”), RealNetworks, Inc., a Washington corporation (“RN Parent”), RealNetworks Digital Music of California, Inc., a California corporation (“RN Sub”), Viacom International Inc., a Delaware corporation (“MTVN Parent”), on behalf of its MTV Networks Division (“MTVN”), and DMS Holdco Inc., a Delaware corporation (“MTVN Sub”).
          WHEREAS, RN Parent, RN Sub, MTVN Parent and MTVN Sub have entered into a Limited Liability Company Agreement (the “LLC Agreement”), dated as of the date hereof, for the Company, pursuant to which, on the date hereof, RN Parent and MTVN Parent shall launch a joint venture to be operated through the Company;
          WHEREAS, RN Parent and the Company have entered into a Audio Music Service Brand and Content License and Distribution Agreement (the “RN Brand and Content Agreement”), dated as of the date hereof, pursuant to which, on the date hereof, RN Parent shall license certain content, programming and branding to the Company in support of the operation and promotion of the joint venture;
          WHEREAS, MTVN Parent and the Company have entered into a Audio Music Service Brand and Content License, Distribution and Advertising Agreement (the “MTVN Brand and Content Agreement”), dated as of the date hereof, pursuant to which, on the date hereof, MTVN Parent shall license certain content, programming and branding and sell advertising and marketing to the Company in support of the operation and promotion the joint venture;
          WHEREAS, MTVN Parent and the Company have entered into an URGE Brand and Content License Agreement (the “URGE Brand and Content Agreement”), dated as of the date hereof, pursuant to which, on the date hereof, MTVN Parent shall license certain content, programming and branding to the Company in support of the operation and promotion the joint venture;
          WHEREAS, RN Parent and the Company have entered into a RN-Venture License and Music Services Agreement (the “RN License and Services Agreement”), dated as of the date hereof, pursuant to which, on the date hereof, RN Parent shall provide certain technology licenses and services to the Company in support of the operation of the joint venture;
          WHEREAS, RN Parent, MTVN Parent and the Company have entered into a Rhapsody Web Services Agreement (the “Web Services Agreement”), dated as of the date hereof, pursuant to which, on the date hereof, RN Parent, MTVN Parent and the Company shall use certain services to power certain digital audio music services;

          WHEREAS, MTVN Parent and the Company have entered into a Viacom-Venture Services Agreement (the “Viacom Services Agreement”), dated as of the date hereof, pursuant to which, on the date hereof, MTVN Parent shall provide certain services to the Company;
          WHEREAS, RN Parent and MTVN Parent have entered into a Stockholder Agreement (the “Stockholder Agreement”), dated as of the date hereof, pursuant to which, upon the occurrence of certain conditions specified therein, certain terms and conditions concerning registration, access to information rights and standstill and transfer restrictions relating to equity securities of RN Parent beneficially owned by MTVN Parent and certain other matters shall become effective; and
          WHEREAS, RN Parent, MTVN Parent and the Company are entering into this Agreement to effect the transfer and contribution of certain assets to the Company and to establish certain other terms and conditions of the launch of the joint venture;
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions and Usage
          SECTION 1.01. Definitions. (a) The following terms shall have the meanings set forth below for purposes of this Agreement:
          “Affiliate” of any specified Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person; provided, that the Company and its subsidiaries shall not be deemed to be an Affiliate of any of RN Parent, RN Sub, MTVN Parent or MTVN Sub, and provided, further, that “Affiliate”, when used with respect to MTVN or MTVN Parent or any of their Affiliates, shall only mean Viacom Inc., a Delaware corporation, and any direct or indirect subsidiaries of Viacom Inc. and shall not include any direct or indirect stockholder of Viacom Inc. or any of their Affiliates other than Viacom Inc. and any direct or indirect subsidiaries of Viacom Inc.
          “Applicable Law” means any statute, law, ordinance, rule or regulation.
          “Business Day” means any day other than a Saturday, a Sunday or a U.S. Federal holiday.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Contracts” means all contracts, agreements, commitments and other legally binding arrangements, whether oral or written.

          “Contribute” means to contribute, assign, transfer, convey and deliver, and “Contributing” and “Contributed” shall have correlative meanings.
          “Consent” means any consent, approval, license, permit, order or authorization.
          “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership, limited liability company, or other ownership interests, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
          “Existing Consumer Digital Music Business” means (i) with respect to RN Parent, the business, activities and operations of RN Parent and its subsidiaries and divisions that comprise the branded consumer digital music services of RN Parent, including RN Parent’s “Rhapsody”, “Rhapsody 25 Service”, Rhapsody.com, “RealMusic”, and free and premium radio services, in the United States and the territories and possessions thereof, as well as free and premium radio services in the United Kingdom, Germany and Japan and (ii) with respect to MTVN Parent, the business, activities and operations of MTVN Parent and its subsidiaries and divisions that comprise the URGE branded consumer digital music service in the United States and the territories and possessions thereof.
          “Governmental Entity” means any Federal, state, local or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.
          “Initial Contributions” means, (i) with respect to RN Parent, the RN Initial Contributions and (ii) with respect to MTVN Parent, the MTVN Initial Contributions.
          “Intellectual Property” means all patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, servicemarks, trade names, business names, brand names, copyrights, copyright registrations, designs, design registrations, and all rights to any of the foregoing.
          “Investments” means all shares of capital stock, partnership and limited liability company interests or any other equity interest in any corporation, company, limited liability company, partnership, joint venture, trust or other business association and all other investments.
          “Judgments” means any judgment, order or decree.
          “Lien” means any pledge, encumbrance, security interest, purchase option, call or similar right.
          “Material Adverse Effect” means, with respect to a Person, a material adverse effect on (i) (x) the business, assets, financial condition or results of operations of the Existing Consumer Digital Music Business of such Person or (y) the Company, in each case, taken as a whole or (ii) such Person’s ability to perform its obligations under any Transaction Document to which it is, or is specified to be, a party.
          “MTVN Contributed Contracts” means the Contracts included as part of the MTVN Contribution Assets.
          “MTVN Contributed Intellectual Property” means the Intellectual Property included as part of the MTVN Contribution Assets.
          “MTVN Contribution Assets” means the right, title and interest of MTVN Parent (and its subsidiaries and divisions) in, to and under the assets, properties and agreements set forth in Schedule 3 hereto.
          “MTVN Excluded Liability” means any liability, obligation or commitment of MTVN Parent (and its subsidiaries and divisions) that is not an MTVN Included Liability.
          “MTVN Included Liabilities” means (i) the liabilities, obligations and commitments contained in or arising out of the MTVN Contribution Assets, (ii) the liabilities, obligations and commitments contained in or arising out of the MTVN License Assets (other than, for the avoidance of doubt, liabilities, obligations or commitments of MTVN Parent or MTVN Sub to the Company under the MTVN Brand and Content Agreement, the URGE Brand and Content Agreement or the Viacom Services Agreement), (iii) the liabilities, obligations and commitments contained in or arising out of the MTVN Service Assets (other than, for the avoidance of doubt, liabilities, obligations or commitments of MTVN Parent or MTVN Sub to the Company under the MTVN Brand and Content Agreement, the URGE Brand and Content Agreement or the Viacom Services Agreement), (iv) the liabilities, obligations and commitments contained in or arising out of the MTVN Other Assets, (v) the liabilities, obligations and commitments contained in or arising out of the Contracts and Permits set forth on Schedule 2.04C, and (vi) the liabilities, obligations and commitments contained in or arising out of the Contracts and Permits set forth on Schedule 2.04D but only with respect to the portions of those Contracts and Permits that pertain to the Existing Consumer Digital Music Business of MTVN Parent, in each case, whether arising before, on or after the Closing.
          “MTVN Initial Cash Contributions” means the cash contributions of MTVN Sub as set forth opposite MTVN Sub in Schedule 1 hereto.
          “MTVN Initial Contributions” means, collectively, the aggregate MTVN Initial Cash Contributions and the MTVN Contribution Assets.
          “MTVN License Assets” means the assets, properties and rights of the Existing Consumer Digital Music Business of MTVN Parent licensed to the Company pursuant to the (i) MTVN Brand and Content Agreement, (ii) URGE Brand and Content Agreement and (iii) Viacom Services Agreement.

          “MTVN Note” means the promissory note of MTVN Parent and MTVN Sub attached as Exhibit A hereto.
          “MTVN Other Assets” means the assets, properties and rights of MTVN Parent of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by MTVN Parent or its subsidiaries or divisions on the date of the Closing and used, held for use or intended to be used primarily in the operation or conduct of the Existing Consumer Digital Music Business of MTVN Parent, other than the MTVN Contribution Assets, MTVN License Assets and MTVN Service Assets.
          “MTVN Service Assets” means the assets, properties and rights of the Existing Consumer Digital Music Business of MTVN Parent provided in the form of services to the Company pursuant to the (i) MTVN Brand and Content Agreement, (ii) URGE Brand and Content Agreement and (iii) Viacom Services Agreement.
          “Organizational Documents” means, with respect to any Person at any time, such Person’s certificate or articles of incorporation, corporate statutes, by-laws, memorandum and articles of association, certificate of formation of limited liability company, limited liability company agreement and other similar organizational or constituent documents, as applicable, in effect at such time.
          “Permits” means all licenses, permits, registrations, and other authorizations issued by any Governmental Entity for use in connection with the conduct of the business or operations of the relevant business.
          “Permitted Lien” means, collectively, (i) all statutory or other liens for taxes or assessments which are not yet due or the validity of which is being contested in good faith by appropriate proceedings, (ii) all mechanics’, material men’s, carriers’, workers’ and repairers’ liens, and other similar liens imposed by law, incurred in the ordinary course of business, which allege unpaid amounts that are less than 30 days delinquent or which are being contested in good faith by appropriate proceedings and (iii) all other Liens which do not materially detract from or materially interfere with the marketability, value or present use of the asset subject thereto or affected thereby.
          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.
          “Personally Identifiable Information” means data that identifies a particular person, by name, age, address, telephone number, electronic mail address, social security number or other similar identification number issued by a Governmental Entity, bank account number or credit card number.
          “Proceeding” means any claim, action, suit, proceeding, arbitration, investigation, or hearing or notice of hearing.
          “RN Contributed Contracts” means the Contracts included as part of the RN Contribution Assets.

          “RN Contributed Intellectual Property” means the Intellectual Property included as part of the RN Contribution Assets.
          “RN Contribution Assets” means the right, title and interest of RN Parent (and its subsidiaries and divisions) in, to and under the assets, properties and agreements set forth in Schedule 2 hereto.
          “RN Excluded Liability” means any liability, obligation or commitment of RN Parent (and its subsidiaries and divisions) that is not an RN Included Liability.
          “RN Included Liabilities” means (i) the liabilities, obligations and commitments contained in or arising out of the RN Contribution Assets, (ii) the liabilities, obligations and commitments contained in or arising out of the RN License Assets (other than, for the avoidance of doubt, liabilities, obligations or commitments of RN Parent or RN Sub to the Company under the RN Brand and Content Agreement, the RN License and Services Agreement or the Web Services Agreement), (iii) the liabilities, obligations and commitments contained in or arising out of the RN Service Assets (other than, for the avoidance of doubt, liabilities, obligations or commitments of RN Parent or RN Sub to the Company under the RN Brand and Content Agreement, the RN License and Services Agreement or the Web Services Agreement), (iv) the liabilities, obligations and commitments contained in or arising out of the RN Other Assets, (v) the liabilities, obligations and commitments contained in or arising out of the Contracts and Permits set forth on Schedule 2.04A, and (vi) the liabilities, obligations and commitments contained in or arising out of the Contracts and Permits set forth on Schedule 2.04B but only with respect to the portions of those Contracts and Permits that pertain to the Existing Consumer Digital Music Business of RN Parent, in each case, whether arising before, on or after the Closing.
          “RN Initial Cash Contributions” means the cash contributions of RN Sub as set forth opposite RN Sub in Schedule 1 hereto.
          “RN Initial Contributions” means, collectively, the aggregate RN Initial Cash Contributions and the RN Contribution Assets.
          “RN License Assets” means the assets, properties and rights of the Existing Consumer Digital Music Business of RN Parent licensed to the Company pursuant to the (i) RN Brand and Content Agreement, (ii) RN License and Services Agreement and (iii) Web Services Agreement.
          “RN Other Assets” means the assets, properties and rights of RN Parent of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by RN Parent or its subsidiaries or divisions on the date of the Closing and used, held for use or intended to be used primarily in the operation or conduct of the Existing Consumer Digital Music Business of RN Parent, other than the RN Contribution Assets, RN License Assets and RN Service Assets.
          “RN Service Assets” means the assets, properties and rights of the Existing Consumer Digital Music Business of RN Parent provided in the form of services to the Company pursuant to the (i) RN Brand and Content Agreement, (ii) RN License and Services Agreement and (iii) Web Services Agreement.
          “Transaction Documents” means, collectively, (i) this Agreement, (ii) the LLC Agreement, (iii) the RN Brand and Content Agreement, (iv) the MTVN Brand and Content Agreement, (v) the URGE Brand and Content Agreement, (vi) the RN License and Services Agreement, (vi) the Web Services Agreement, (vii) the Viacom Services Agreement and (viii) the Stockholder Agreement.
          “Transactions” means the transactions contemplated by the Transaction Documents.
          “Transfer Tax” means any liabilities, obligations or commitments for transfer, documentary, sales, use, registration, value-added and other similar taxes, governmental fees or other like assessments or charges of any kind whatsoever and related amounts (including any penalties, interest and additions thereto).
          (b) The following terms are defined in the Section of this Agreement set forth below.

Defined in
Term	Section
“Agreement”	Preamble
“Closing”	2.05
“Company”	Preamble
“Disclosure Schedule”	3.01
“indemnified party”	5.06(a)
“LLC Agreement”	Recitals
“Losses”	5.01(a)
“MTVN”	Preamble
“MTVN Sub”	Preamble
“MTVN Brand and Content Agreement”	Recitals
“MTVN Parent”	Preamble
“MTVN Transferred Employees”	4.02(d)
“RN Brand and Content Agreement”	Recitals
“RN License and Services Agreement”	Recitals
“RN Parent”	Preamble
“RN Sub”	Preamble
“RN Transferred Employees”	4.02(d)
“Stockholder Agreement”	Recitals
“Third Party Claim”	5.06(a)
“Transferred Employees”	4.02(a)
“URGE Brand and Content Agreement”	Recitals
“Viacom Services Agreement”	Recitals
“Web Services Agreement”	Recitals

          (c) Terms and Usage Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, Annexes and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Annexes, Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

ARTICLE II
Transactions
          SECTION 2.01. Contributions and Purchases. (a) In accordance with Section 4.01 of the LLC Agreement, (i) on the date hereof, RN Sub shall and hereby does unconditionally and irrevocably Contribute (or cause to be Contributed) to the Company, and the Company shall and hereby does unconditionally and irrevocably accept from RN Parent, the RN Contribution Assets, (ii) on each date set forth opposite each RN Initial Cash Contribution, RN Sub shall unconditionally and irrevocably Contribute (or cause to be Contributed) to the Company, and the Company shall unconditionally and irrevocably accept from RN Sub, such RN Initial Cash Contribution and (iii) the parties shall execute such appropriate bills of sale and assignments to reflect the foregoing.
          (b) In accordance with Section 4.01 of the LLC Agreement, (i) on the date hereof, MTVN Sub shall and hereby does unconditionally and irrevocably Contribute (or cause to be Contributed) to the Company, and the Company shall and hereby does unconditionally and irrevocably accept from MTVN Sub, the MTVN Contribution Assets, (ii) on each date set forth opposite each MTVN Initial Cash Contribution, MTVN Sub shall unconditionally and irrevocably Contribute (or cause to be Contributed) to the Company, and the Company shall unconditionally and irrevocably accept from MTVN Sub, such MTVN Initial Cash Contribution and (iii) the parties shall execute such appropriate bills of sale and assignments to reflect the foregoing.
          (c) On the date hereof, in accordance with Section 4.01 of the LLC Agreement, MTVN Sub shall purchase a portion of its membership interests in the Company for the MTVN Note.
          (d) On the date hereof, the Company shall and hereby does assume (i) the RN Included Liabilities and (ii) the MTVN Included Liabilities.
          SECTION 2.02. Issuance of Membership Interests. On the date hereof immediately following the Contributions of the MTVN Contribution Assets and RN Contribution Assets and purchases under Section 2.01:
          (a) the Company shall issue to RN Sub the membership interests of the Company corresponding to the participation percentages set forth next to RN Sub in Schedule 5 hereto; and
          (b) the Company shall issue to MTVN Sub the membership interests of the Company corresponding (i) to the participation percentages that are being exchanged for the MTVN Initial Contributions and (ii) to the participation percentages that are being purchased with the MTVN Note, in each case, as set forth next to MTVN Sub in Schedule 5 hereto.
          SECTION 2.03. Transfer of Benefits and Burdens of Rights. With respect to any RN Contribution Asset or MTVN Contribution Asset that is Contributed to the Company pursuant to Section 2.01 (excluding items set forth in Schedule 2.04A,

Schedule 2.04B, Schedule 2.04C or Schedule 2.04D), any claim or right or any benefit arising thereunder or resulting therefrom and any liability thereunder shall be assigned to and assumed by the Company unless such attempted assignment or assumption thereof, without the approval of a party thereto, would be ineffective or would constitute a breach or other contravention thereof or give rise to any right of termination thereof, as a direct result of such transfer, assignment or assumption. Each of RN Parent, RN Sub, MTVN Parent and MTVN Sub shall use its commercially reasonable efforts to obtain the approval of the other parties to any such RN Contribution Asset or MTVN Contribution Asset, or any claim or right or any benefit arising thereunder, for the assignment thereof to, and the assumption by, the Company. If, as of the date hereof, an attempted transfer, assignment or assumption thereof would be ineffective or would give rise to any right of termination thereof, each party shall transfer the benefits and assume the obligations under such RN Contribution Asset or MTVN Contribution Asset in accordance with this Agreement as of the date hereof or as soon as practicable thereafter (including through a sub-contracting, sub-licensing, or sub-leasing arrangement, or an arrangement under which such party would enforce its claims, rights or benefits arising under such RN Contribution Asset or MTVN Contribution Asset for the benefit of the Company, with the Company assuming such party’s obligations and any and all rights of such party against the other party thereto). If the approval of the other party is obtained, such approval shall constitute a confirmation (automatically and without further action of the parties hereto) that such RN Contribution Asset or MTVN Contribution Asset is transferred or assigned to the Company as of the date hereof, and (automatically and without further action of the parties hereto) that the liabilities with respect to such RN Contribution Asset or MTVN Contribution Asset are assumed by the Company as of the date hereof.
          SECTION 2.04. Assignment of Benefits and Burdens of Certain Contracts and Rights. (a) With respect to the Contracts and Permits set forth in Schedule 2.04A of the Disclosure Schedule, RN Parent shall transfer the benefits and the obligations associated with such benefits of such Contracts and Permits, and such Contracts and Permits shall not be assigned to nor assumed by the Company.
          (b) In addition, with respect to only those portions of the Contracts and Permits set forth in Schedule 2.04B of the Disclosure Schedule that pertain to the Existing Consumer Digital Music Business of RN Parent, RN Parent shall transfer the benefits and the obligations associated with such benefits of such Contracts and Permits, and such Contracts and Permits shall not be assigned to nor assumed by the Company.
          (c) With respect to the Contracts and Permits set forth in Schedule 2.04C of the Disclosure Schedule, MTVN Parent shall transfer the benefits and the obligations associated with such benefits of such Contracts and Permits, and such Contracts and Permits shall not be assigned to nor assumed by the Company.
          (d) In addition, with respect to only those portions of the Contracts and Permits set forth in Schedule 2.04D of the Disclosure Schedule that pertain to the Existing Consumer Digital Music Business of MTVN Parent, MTVN Parent shall transfer the benefits and the obligations associated with such benefits of such Contracts and Permits, and such Contracts and Permits shall not be assigned to nor assumed by the Company.
          SECTION 2.05. Closing. The closing of the transactions set forth in this Article II shall take place on the date hereof at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. or at such other place and time as the parties hereto shall agree (the “Closing”). For the avoidance of doubt, as a result of the Closing, the acceptance of the RN Initial Asset Contributions and MTVN Initial Asset Contributions by the Company and the assumption of the RN Included Liabilities and the MTVN Included Liabilities by the Company shall have been consummated.
ARTICLE III
Representations and Warranties
          SECTION 3.01. Representations and Warranties of RN Parent. Except as set forth in a schedule dated the date of this Agreement (the “Disclosure Schedule”) (with specific reference to the Section or subsection of this Agreement to which the information stated in such schedule relates; provided, however, that information set forth in one Section of the Disclosure Schedule shall be deemed to apply to each other Section or subsection to which its relevance is readily apparent), RN Parent represents and warrants to MTVN Parent as follows:
          (a) Organization, Standing and Power. Each of RN Parent and RN Sub (i) is duly organized or formed, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate power and authority to perform and comply with all the terms and conditions of each Transaction Document to which it is, or is specified to be, a party. Each of RN Parent and RN Sub is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions which recognize such concept) in all material respects in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification.
          (b) Authority; Execution and Delivery; Enforceability. Each of RN Parent and RN Sub has full power and authority to execute and deliver the Transaction Documents to which it is, or is specified to be, a party, and to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each of RN Parent and RN Sub of the Transaction Documents to which it is, or is specified to be, a party and the consummation by each of RN Parent and RN Sub of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of RN Parent or RN Sub are necessary to authorize this Agreement or the consummation of the Transactions. Each of RN Parent and RN Sub has duly executed and delivered this Agreement and each other Transaction Document to which it is, or is specified to be, a party, and this Agreement constitutes, and each other Transaction Document to which it is, or is specified to be, a party will (assuming the execution and delivery by each other party thereto) constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.
          (c) No Conflicts; Consents. The execution and delivery by RN Parent and RN Sub of this Agreement do not, the execution and delivery by RN Parent and RN Sub of each other Transaction Document to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by RN Parent and RN Sub with the terms of the Transaction Documents will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the RN Contribution Assets under, any provision of (i) the Organizational Documents of RN Parent or its subsidiaries, (ii) any RN Contributed Contract or any Contract by which any of the RN Contribution Assets is bound or (iii) any Judgment or Applicable Law applicable to RN Parent or its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to RN Parent. No Consent of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to RN Parent or its subsidiaries in connection with the (A) execution, delivery and performance of this Agreement or any other Transaction Document or the consummation of the Transactions or (B) the conduct by the Company of the Existing Consumer Digital Music Business of RN Parent following the Closing as conducted on the date hereof.
          (d) Title to Assets. RN Parent owns, directly or indirectly, and has good and valid title to all of the RN Contribution Assets, free and clear of all Liens, except Permitted Liens. This Section 3.01(d) does not relate to RN Contributed Intellectual Property, such items being the subject of Section 3.01(i).
          (e) Profit/Loss Statements. Schedule 3.01(e) sets forth the profit/loss statements of the Existing Consumer Digital Music Business of RN Parent from January 1, 2006 to June 30, 2007. Such profit/loss statements have been prepared from the books and records of RN Parent relating to its Existing Consumer Digital Music Business and present fairly in all material respects the results of operations of its Existing Consumer Digital Music Business for the periods indicated.
          (f) No Undisclosed Material Extraordinary Liabilities. Schedule 3.01(f) sets forth, (A) to the best of RN Sub and RN Parent’s knowledge and belief after reasonable diligence and inquiry by RN Sub and RN Parent’s officers, all liabilities and obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of the Existing Consumer Digital Music Business of RN Parent, except for (i) liabilities and obligations incurred in the ordinary course of the Existing Consumer Digital Music Business of RN Parent consistent with past practice, (ii) taxes, (iii) liabilities and obligations related to patent infringement claims (which are addressed below) and (iv) matters that, individually or in the aggregate, are not reasonably likely to be material to the Existing Consumer Digital Music Business of RN Parent taken as a whole and (B) all patent infringement claims related to or that would reasonably be purported to be related to the Existing Consumer Digital Music Business of RN Parent about which RN Parent has actual knowledge, without having conducted due diligence or inquiry, except for patent infringement claims that, individually or in the aggregate, are not reasonably likely to be material to the Existing Consumer Digital Music Business of RN Parent taken as a whole.
          (g) Contracts. All of the RN Contributed Contracts are in full force and effect and are valid and binding agreements of RN Parent and, to the knowledge of RN Parent, the other parties thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and remedies, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a Proceeding at law or in equity). To the knowledge of RN Parent, no party is in default in any material respect under any of the RN Contributed Contracts, nor does any condition exist that with notice or the lapse of time or both would constitute such a default in any material respect. Except that which individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to RN Parent, the Transactions will not affect the validity or enforceability of any of the RN Contributed Contracts. Except that which individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to RN Parent, no party to any of the RN Contributed Contracts has informed RN Parent of its intention or, to RN Parent’s actual knowledge, intends (i) to terminate such Contract or amend the material terms thereof, (ii) to refuse to renew such Contract upon expiration of its term or (iii) to renew such Contract upon expiration only on terms and conditions that are more onerous to RN Parent’s Existing Consumer Digital Music Business, as the case may be, than those now existing. Complete and correct copies of all Contracts listed in the Schedules, together with all modifications and amendments thereto, have been made available to MTVN Parent.
          (h) Permits. Each material Permit of RN Parent’s Existing Consumer Digital Music Business has been validly issued and is in full force and effect, and RN Parent is the authorized legal holder thereof and has complied in all material respects with all the terms and conditions thereof. As of the date hereof, there is no Proceeding pending or, to RN Parent’s knowledge, threatened, seeking the revocation, modification (in a manner adverse to RN Parent’s Existing Consumer Digital Music Business) or limitation of any material Permit of RN Parent’s Existing Consumer Digital Music Business, and no such Permit will be subject to suspension, modification, revocation or non-renewal as a result of the execution of this Agreement or the consummation of the Transactions, except for such suspensions, modifications, revocations or non-renewals that individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to RN Parent. RN Parent possesses all material Permits to own or hold under lease and operate the RN Contribution Assets that are necessary to enable it to conduct its Existing Consumer Digital Music Business as currently conducted.

          (i) Contributed Intellectual Property. Except as has arisen in the ordinary course of business consistent with past practice and without material diminution of the value thereof, to the knowledge of RN Parent, no other Person has any claim of ownership or right of use with respect to any RN Contributed Intellectual Property. The use of RN Contributed Intellectual Property by RN Parent does not, and the use by the Company immediately after the Closing will not, conflict with, infringe upon, violate, or interfere with or constitute an appropriation of any right, title, interest, or goodwill, including any intellectual property right, patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, copyright, copyright registration, design, design registrations, and right to any of the foregoing of any other Person, and, to the knowledge of RN Parent, there have been no claims made, and RN Parent has not received any written notice, that any item of RN Contributed Intellectual Property is invalid or conflicts with the asserted rights of any Person.
          (j) Privacy. To the best of RN Sub and RN Parent’s knowledge and belief after reasonable diligence and inquiry by RN Sub and RN Parent’s officers, the conduct of RN Parent’s Existing Consumer Digital Music Business by RN Parent and its subsidiaries and divisions complies in all material respects with all Applicable Laws (including the Children’s Online Privacy Protection Act of 1998, as amended) with respect to the protection of personal privacy, Personally Identifiable Information regulated thereunder, sensitive personal information, personal information of children and any other categories of personal information, whether or not the same is accessed or used by RN Parent’s Existing Consumer Digital Music Business.
          (k) Litigation. There are not any (i) outstanding Judgments against or affecting the Existing Consumer Digital Music Business of RN Parent or (ii) Proceedings pending or, to the knowledge of RN Parent, threatened or alleged against or affecting the Existing Consumer Digital Music Business of RN Parent, by or against any Governmental Entity or any other Person, that in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay the Transactions or that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to RN Parent.
          (l) Compliance with Applicable Laws. RN Parent’s Existing Consumer Digital Music Business has been and is presently being conducted in compliance in all material respects with all Applicable Laws. RN Parent has not received any written communication during the past year from a Governmental Entity that alleges that its Existing Consumer Digital Music Business is not in compliance in any material respect with any Applicable Laws, and RN Parent has not received any written notice that any investigation or review by any Governmental Entity with respect to any of its Initial Contributions or its Existing Consumer Digital Music Business is pending or that any such investigation is contemplated.
          (m) Material Adverse Effect. Since June 30, 2007, there has not been any event, change, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the business, assets, financial condition or results of operations of the Existing Consumer Digital Music Business of RN Parent taken as a whole or (ii) RN Parent’s ability to perform its obligations under any Transaction Document to which it is, or is specified to be, a party.
          (n) Investment Intent. Each of RN Parent and RN Sub understands that (i) the membership interests in the Company to be issued to it as contemplated by this Agreement or the LLC Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (ii) to the extent it acquires any additional membership interests in the Company as contemplated by the LLC Agreement, it will be acquiring such interests solely for its own account for investment purposes, and not with a view to the distribution thereof.
          (o) Sufficiency of Contributed Assets. The RN Contribution Assets, the RN License Assets and RN Service Assets comprise all the material assets employed by RN Parent and its subsidiaries and divisions necessary to conduct the Existing Consumer Digital Music Business of RN Parent. The RN Contribution Assets, the RN License Assets and RN Service Assets are sufficient for the conduct of the Existing Consumer Digital Music Business of RN Parent immediately following the Closing in substantially the same manner as currently conducted.
          (p) Conduct of the Company. The Company has not conducted any business prior to the Closing and has no assets and liabilities other than those incident to its formation and to the consummation of the Transactions.
          SECTION 3.02. Representations and Warranties of MTVN Parent. Except as set forth in the Disclosure Schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such schedule relates; provided, however, that information set forth in one Section of the Disclosure Schedule shall be deemed to apply to each other Section or subsection to which its relevance is readily apparent), MTVN Parent represents and warrants to RN Parent as follows:
          (a) Organization, Standing and Power. Each of MTVN Parent and MTVN Sub (i) is duly organized or formed, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate power and authority to perform and comply with all the terms and conditions of each Transaction Document to which it is, or is specified to be, a party. Each of MTVN Parent and MTVN Sub is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions which recognize such concept) in all material respects in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification.
          (b) Authority; Execution and Delivery; Enforceability. Each of MTVN Parent and MTVN Sub has full power and authority to execute and deliver the

Transaction Documents to which it is, or is specified to be, a party, and to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each of MTVN Parent and MTVN Sub of the Transaction Documents to which it is, or is specified to be, a party and the consummation by each of MTVN Parent and MTVN Sub of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of MTVN Parent or MTVN Sub are necessary to authorize this Agreement or the consummation of the Transactions. Each of MTVN Parent and MTVN Sub has duly executed and delivered this Agreement and each other Transaction Document to which it is, or is specified to be, a party, and this Agreement constitutes, and each other Transaction Document to which it is, or is specified to be, a party will (assuming the execution and delivery by each other party thereto) constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms.
          (c) No Conflicts; Consents. The execution and delivery by MTVN Parent and MTVN Sub of this Agreement do not, the execution and delivery by MTVN Parent and MTVN Sub of each other Transaction Document to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by MTVN Parent and MTVN Sub with the terms of the Transaction Documents will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the MTVN Contribution Assets under, any provision of (i) the Organizational Documents of MTVN Parent or its subsidiaries, (ii) any MTVN Contributed Contract or any Contract by which any of the MTVN Contribution Assets is bound or (iii) any Judgment or Applicable Law applicable to MTVN Parent or its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to MTVN Parent. No Consent of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to MTVN Parent or its subsidiaries in connection with the (A) execution, delivery and performance of this Agreement or any other Transaction Document or the consummation of the Transactions or (B) the conduct by the Company of the Existing Consumer Digital Music Business of MTVN Parent following the Closing as conducted on the date hereof.
          (d) Title to Assets. MTVN Parent owns, directly or indirectly, and has good and valid title to all of the MTVN Contribution Assets, free and clear of all Liens, except Permitted Liens. This Section 3.02(d) does not relate to MTVN Contributed Intellectual Property, such items being the subject of Section 3.02(i).
          (e) Profit/Loss Statements. Schedule 3.02(e) sets forth the profit/loss statements of the Existing Consumer Digital Music Business of MTVN Parent from January 1, 2004 to June 24, 2007. Such profit/loss statements have been prepared from the books and records of MTVN Parent relating to its Existing Consumer Digital Music

Business and present fairly in all material respects the results of operations of its Existing Consumer Digital Music Business for the periods indicated.
          (f) No Undisclosed Material Extraordinary Liabilities. Schedule 3.02(f) sets forth, (A) to the best of MTVN Sub and MTVN Parent’s knowledge and belief after reasonable diligence and inquiry by MTVN Sub and MTVN Parent’s officers, all liabilities and obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of the Existing Consumer Digital Music Business of MTVN Parent, except for (i) liabilities and obligations incurred in the ordinary course of the Existing Consumer Digital Music Business of MTVN Parent consistent with past practice, (ii) taxes, (iii) liabilities and obligations related to patent infringement claims (which are addressed below) and (iv) matters that, individually or in the aggregate, are not reasonably likely to be material to the Existing Consumer Digital Music Business of MTVN Parent taken as a whole and (B) all patent infringement claims related to or that would reasonably be purported to be related to the Existing Consumer Digital Music Business of MTVN Parent about which MTVN Parent has actual knowledge, without having conducted due diligence or inquiry, except for patent infringement claims that, individually or in the aggregate, are not reasonably likely to be material to the Existing Consumer Digital Music Business of MTVN Parent taken as a whole.
          (g) Contracts. All of the MTVN Contributed Contracts are in full force and effect and are valid and binding agreements of MTVN Parent and, to the knowledge of MTVN Parent, the other parties thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and remedies, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a Proceeding at law or in equity). To the knowledge of MTVN Parent, no party is in default in any material respect under any of the MTVN Contributed Contracts, nor does any condition exist that with notice or the lapse of time or both would constitute such a default in any material respect. Except that which individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to MTVN Parent, the Transactions will not affect the validity or enforceability of any of the MTVN Contributed Contracts. Except that which individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to MTVN Parent, no party to any of the MTVN Contributed Contracts has informed MTVN Parent of its intention or, to MTVN Parent’s actual knowledge, intends (i) to terminate such Contract or amend the material terms thereof, (ii) to refuse to renew such Contract upon expiration of its term or (iii) to renew such Contract upon expiration only on terms and conditions that are more onerous to MTVN Parent’s Existing Consumer Digital Music Business, as the case may be, than those now existing. Complete and correct copies of all Contracts listed in the Schedules, together with all modifications and amendments thereto, have been made available to RN Parent.
          (h) Permits. Each material Permit of MTVN Parent’s Existing Consumer Digital Music Business has been validly issued and is in full force and effect, and

MTVN Parent is the authorized legal holder thereof and has complied in all material respects with all the terms and conditions thereof. As of the date hereof, there is no Proceeding pending or, to MTVN Parent’s knowledge, threatened, seeking the revocation, modification (in a manner adverse to MTVN Parent’s Existing Consumer Digital Music Business) or limitation of any material Permit of MTVN Parent’s Existing Consumer Digital Music Business, and no such Permit will be subject to suspension, modification, revocation or non-renewal as a result of the execution of this Agreement or the consummation of the Transactions, except for such suspensions, modifications, revocations or non-renewals that individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to MTVN Parent. MTVN Parent possesses all material Permits to own or hold under lease and operate the MTVN Contribution Assets that are necessary to enable it to conduct its Existing Consumer Digital Music Business as currently conducted.
          (i) Contributed Intellectual Property. Except as has arisen in the ordinary course of business consistent with past practice and without material diminution of the value thereof, to the knowledge of MTVN Parent, no other Person has any claim of ownership or right of use with respect to any MTVN Contributed Intellectual Property. The use of MTVN Contributed Intellectual Property by MTVN Parent does not, and the use by the Company immediately after the Closing will not, conflict with, infringe upon, violate, or interfere with or constitute an appropriation of any right, title, interest, or goodwill, including any intellectual property right, patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, copyright, copyright registration, design, design registrations, and right to any of the foregoing of any other Person, and, to the knowledge of MTVN Parent, there have been no claims made, and MTVN Parent has not received any written notice, that any item of MTVN Contributed Intellectual Property is invalid or conflicts with the asserted rights of any Person.
          (j) Privacy. To the best of MTVN Sub and MTVN Parent’s knowledge and belief after reasonable diligence and inquiry by MTVN Sub and MTVN Parent’s officers, the conduct of MTVN Parent’s Existing Consumer Digital Music Business by MTVN Parent and its subsidiaries and divisions complies in all material respects with all Applicable Laws (including the Children’s Online Privacy Protection Act of 1998, as amended) with respect to the protection of personal privacy, Personally Identifiable Information regulated thereunder, sensitive personal information, personal information of children and any other categories of personal information, whether or not the same is accessed or used by MTVN Parent’s Existing Consumer Digital Music Business.
          (k) Litigation. There are not any (i) outstanding Judgments against or affecting the Existing Consumer Digital Music Business of MTVN Parent or (ii) Proceedings pending or, to the knowledge of MTVN Parent, threatened or alleged against or affecting the Existing Consumer Digital Music Business of MTVN Parent, by or against any Governmental Entity or any other Person, that in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay the Transactions or that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to MTVN Parent.
          (l) Compliance with Applicable Laws. MTVN Parent’s Existing Consumer Digital Music Business has been and is presently being conducted in compliance in all material respects with all Applicable Laws. MTVN Parent has not received any written communication during the past year from a Governmental Entity that alleges that its Existing Consumer Digital Music Business is not in compliance in any material respect with any Applicable Laws, and MTVN Parent has not received any written notice that any investigation or review by any Governmental Entity with respect to any of its Initial Contributions or its Existing Consumer Digital Music Business is pending or that any such investigation is contemplated.
          (m) Material Adverse Effect. Since June 30, 2007, there has not been any event, change, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the business, assets, financial condition or results of operations of the Existing Consumer Digital Music Business of MTVN Parent taken as a whole or (ii) MTVN Parent’s ability to perform its obligations under any Transaction Document to which it is, or is specified to be, a party.
          (n) Investment Intent. Each of MTVN Sub Parent and MTVN understands that (i) the membership interests in the Company to be issued to it as contemplated by this Agreement or the LLC Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (ii) to the extent it acquires any additional membership interests in the Company as contemplated by the LLC Agreement, it will be acquiring such interests solely for its own account for investment purposes, and not with a view to the distribution thereof.
          (o) Sufficiency of Contributed Assets. The MTVN Contribution Assets, the MTVN License Assets and MTVN Service Assets comprise all the material assets employed by MTVN Parent and its subsidiaries and divisions necessary to conduct the Existing Consumer Digital Music Business of MTVN Parent. The MTVN Contribution Assets, the MTVN License Assets and MTVN Service Assets are sufficient for the conduct of the Existing Consumer Digital Music Business of MTVN Parent immediately following the Closing in substantially the same manner as currently conducted.
ARTICLE IV
Covenants
          SECTION 4.01. Tax Treatment. RN Parent, RN Sub, MTVN Parent and MTVN Sub hereby agree that the Initial Contributions pursuant to Section 2.01(a) and Section 2.01(b) of this Agreement and Section 4.01 of the LLC Agreement shall be treated as tax-free contributions of property under Section 721(a) of the Code. Therefore, none of RN Parent, RN Sub, and MTVN Parent, or MTVN Sub shall take any position inconsistent with such characterization or with Section 2.01(c) of this Agreement on any tax return unless otherwise required by law.
          SECTION 4.02. Employee Matters. (a) Shortly following the Closing, the Company shall offer employment to be effective as of September 1, 2007 to the employees of RN Parent and MTVN Parent set forth on Schedule 4 hereto. The Company’s employment offers to employees of MTVN Parent or RN Parent shall be on such terms as MTVN Parent, MTVN Sub, RN Parent and RN Sub reasonably agree; provided that the cash compensation (i.e., base salary and bonus opportunity) provided for in such an offer shall be no less than those provided to the employee by MTVN Parent or RN Parent immediately prior to the Closing. Employees who accept the term offer of employment are hereinafter referred to as “Transferred Employees.”
          (b) Subject to the Company’s compliance with the requirements of Section 4.02(a) hereof, MTVN Parent, MTVN Sub, RN Parent and RN Sub each agree to reasonably cooperate to directly or indirectly contribute such employees to the Company as are reasonably necessary to enable the Company to operate its business; provided that notwithstanding the generality of the foregoing, Michael Bloom shall be offered employment as General Manager of the Company.
          (c) Within 60 days following the Closing, the Company shall develop a long term incentive program based on the performance of the Company on terms reasonably agreed by MTVN Parent, MTVN Sub, RN Parent and RN Sub. The Company shall implement such long term incentive program prior to January 1, 2008.
          (d) From and after the Closing, the Company shall provide Transferred Employees who were formerly employees of MTVN Parent immediately prior to the Closing (the “MTVN Transferred Employees”) and Transferred Employees who were formerly employees of RN Parent immediately prior to the Closing (the “RN Transferred Employees”), compensation (including cash compensation in accordance with Section 4.02(a)) and benefits (including severance benefits) that are substantially comparable in the aggregate to those provided to the similarly situated Transferred Employees who were formerly employees of RN Parent immediately prior to the Closing; provided that in no event shall the aggregate compensation and benefits, (including severance benefits) paid or payable by the Company to an MTVN Transferred Employee or RN Transferred Employee be substantially less than those paid or payable to the MTVN Transferred Employee or RN Transferred Employee, respectively, immediately prior to the Closing.
          (e) For purposes of eligibility, vesting and benefit accrual (other than benefit accrual with respect to any defined benefit plans) under each employee benefit plan of the Company in which any MTVN Transferred Employee or RN Transferred Employee is eligible to participate after the Closing, the Company shall treat the service of such MTVN Transferred Employee or RN Transferred Employee with the Company as service with the Company. Following the Closing, for purposes of each employee benefit plan of the Company in which any MTVN Transferred Employee or RN Transferred

Employee or his or her eligible dependents is eligible to participate after the Closing, the Company (i) shall waive, or cause to be waived, any pre-existing condition, exclusion, actively-at-work requirement or waiting period to the extent such condition, exclusion, requirement or waiting period was satisfied or waived under a comparable employee benefit plan as of the Closing and (ii) shall provide, or cause to be provided, full credit for any co-payments, deductibles or similar payments made or incurred under a comparable employee benefit plan prior to the Closing.
          SECTION 4.03. Expenses; Transfer Taxes. (a) All costs and expenses incurred in connection with the preparation of the Transaction Documents and the consummation of the Transactions shall be paid by the party incurring such costs and expenses.
          (b) Each of RN Parent and MTVN Parent shall pay all Transfer Taxes on its Initial Contributions Contributed to the Company pursuant to Section 2.01.
          SECTION 4.04. Other Assets. (a) In the event that at any time or from time to time after the date hereof, RN Parent shall have knowledge that any RN Other Asset has not been Contributed, licensed or provided in the form of services to the Company, RN Parent shall promptly transfer the benefits of such RN Other Asset to the Company by Contributing, licensing or providing in the form of services such RN Other Asset on terms substantially similar to those applicable to comparable RN License Assets or RN Service Assets, as the case may be. Prior to any such transfer, RN Parent shall be deemed to have held such RN Other Asset in trust for the Company. Upon such transfer, RN Parent shall provide to MTVN Parent the representations and warranties for such RN Other Asset that would have been provided had such RN Other Asset been included as part of the RN Contribution Assets, RN License Assets or RN Service Assets, as applicable, and RN Parent shall be subject to indemnification obligations and all other consequences applicable to a breach of such representations and warranties.
          (b) In the event that at any time or from time to time after the date hereof, MTVN Parent shall have knowledge that any MTVN Other Asset has not been Contributed, licensed or provided in the form of services to the Company, MTVN Parent shall promptly transfer the benefits of such MTVN Other Asset to the Company by Contributing, licensing or providing in the form of services such MTVN Other Asset on terms substantially similar to those applicable to comparable MTVN License Assets or MTVN Service Assets, as the case may be. Prior to any such transfer, MTVN Parent shall be deemed to have held such MTVN Other Asset in trust for the Company. Upon such transfer, MTVN Parent shall provide to RN Parent the representations and warranties for such MTVN Other Asset that would have been provided had such MTVN Other Asset been included as part of the MTVN Contribution Assets, MTVN License Assets or MTVN Service Assets, as applicable, and MTVN Parent shall be subject to indemnification obligations and all other consequences applicable to a breach of such representations and warranties. In particular, MTVN Parent and RN Parent hereby agree to negotiate in good faith within thirty (30) days from the Closing appropriate additional contributions pursuant to this Agreement and/or appropriate licenses to the Company for use in the Company’s digital consumer music business, on terms substantially similar to those used for technology licensed to the Company by RN Parent in the RN License and Services Agreement, to use, modify and own derivative works with respect to the portions of the following components developed or acquired specifically for the URGE digital music service: (i) the web version of URGE, (ii) software with respect to the back-end system of the URGE music service, and (iii) wireframes and design for each of the web version of URGE, URGE community design and URGE mobile development, subject in each case to third party rights.
          SECTION 4.05. Further Assurances. (a) From time to time after the date hereof, as and when reasonably requested by another party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to give effect to the Transactions.
          (b) In the event that at any time or from time to time after the date hereof, a party shall receive or otherwise possess any asset which was included in any party’s Initial Contributions that was not assigned or otherwise transferred to the Company at the date hereof, such party shall promptly transfer, or cause to be transferred, such asset to the Company. Prior to any such transfer, the party possessing such asset shall hold such asset (and all earnings generated by such asset from and after the date hereof) in trust for the Company.
ARTICLE V
Indemnification
          SECTION 5.01. RN Indemnification. (a)  RN Parent shall indemnify MTVN Parent and its Affiliates, the Company and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (“Losses”) as incurred (payable promptly upon written request), to the extent arising from, in connection with or otherwise with respect to:
     (i) any breach of any representation or warranty of RN Parent or RN Sub that survives the Closing and is contained in this Agreement;
     (ii) any failure by RN Parent or RN Sub to perform or fulfill any of its covenants or agreements contained in this Agreement;
     (iii) any RN Excluded Liability; and
     (iv) any fees, expenses or other payments incurred or owed by RN Parent or RN Sub to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the Transactions.
          (b) RN Sub and RN Parent shall not be required to indemnify any person, and shall not have any liability:

     (i) under clauses (i) and (ii) of Section 5.01(a) unless the aggregate of all Losses for which RN Parent would, but for this clause (i), be liable exceeds on a cumulative basis an amount equal to $[ * ], and then only to the extent of any such excess;
     (ii) under clauses (i) and (ii) of Section 5.01(a) for any individual items where the Loss relating thereto is less than $[ * ] and such items shall not be aggregated for purposes of clause (i) of this Section 5.01(b);
     (iii) under clauses (i) and (ii) of Section 5.01(a) in excess of $200 million (except that this clause (iii) shall not apply to any wilful breach of any covenant by RN Parent or RN Sub); and
     (iv) under Section 5.01(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by MTVN Parent or MTVN or any of its Affiliates.
          SECTION 5.02. MTVN Indemnification. (a)  MTVN Parent shall indemnify RN Parent and its Affiliates, the Company and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any Losses, as incurred (payable promptly upon written request), to the extent arising from, in connection with or otherwise with respect to:
     (i) any breach of any representation or warranty of MTVN Parent or MTVN Sub that survives the Closing and is contained in this Agreement;
     (ii) any failure by MTVN Parent or MTVN Sub to perform or fulfill any of its covenants or agreements contained in this Agreement;
     (iii) any MTVN Excluded Liability; and
     (iv) any fees, expenses or other payments incurred or owed by MTVN Parent or MTVN Sub to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the Transactions.
          (b) MTVN Sub and MTVN Parent shall not be required to indemnify any person, and shall not have any liability:
     (i) under clauses (i) and (ii) of Section 5.02(a) unless the aggregate of all Losses for which MTVN Parent would, but for this clause (i), be liable exceeds on a cumulative basis an amount equal to $[ * ], and then only to the extent of any such excess;

[ * ]   designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     (ii) under clauses (i) and (ii) of Section 5.02(a) for any individual items where the Loss relating thereto is less than $[ * ] and such items shall not be aggregated for purposes of clause (i) of this Section 5.02(b);
     (iii) under clauses (i) and (ii) of Section 5.02(a) in excess of $200 million (except that this clause (iii) shall not apply to any wilful breach of any covenant by MTVN Parent or MTVN Sub); and
     (iv) under Section 5.02(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by RN Parent or RN Sub or any of its Affiliates.
          SECTION 5.03. Company Indemnification. The Company shall indemnify RN Parent and its Affiliates, MTVN Parent and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any Losses, as incurred (payable promptly upon written request), to the extent arising from, in connection with or otherwise with respect to any failure by the Company to perform or fulfill any of its covenants or agreements contained in this Agreement, including without limitation with respect to any of the MTVN Contribution Assets, RN Contribution Assets, MTVN Included Liabilities or RN Included Liabilities; provided, that, if the indemnified party is RN Sub, RN Parent, an Affiliate thereof or an officer, director, employee, stockholder, agent or representative thereof, neither RN Sub, RN Parent or any Affiliate thereof shall participate nor have any involvement in the Company’s defense of such claim, and if the indemnified party is MTVN Sub, MTVN Parent, an Affiliate thereof or an officer, director, employee, stockholder, agent or representative thereof, neither MTVN Sub, MTVN Parent or any Affiliate thereof shall participate nor have any involvement in the Company’s defense of such claim; provided, further that the settlement or payment by the Company of any such claim or any other action or decision in connection with such claim valued in excess of $[  * ]shall require Unanimous Approval (as defined in the LLC Agreement) in accordance with Section 9.03 of the LLC Agreement, such approval not to be unreasonably withheld. Any disputes with respect to any such settlements or payment of such claims shall be resolved in accordance with Section 6.10 of this Agreement.
          SECTION 5.04. Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article V shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be

[ * ]   designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.
          SECTION 5.05. Termination of Indemnification. The obligations to indemnify and hold harmless any party, (i) pursuant to Section 5.01(a)(i) or 5.02(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 5.08 and (ii) pursuant to the other clauses of Sections 5.01, 5.02 and 5.03 shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 5.06 to the party to be providing the indemnification.
          SECTION 5.06. Procedures; Exclusivity. (a)  In order for a party (the “indemnified party”), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the indemnified party (a “Third Party Claim”), such indemnified party must notify the indemnifying party in writing (and in reasonable detail) of the Third Party Claim promptly after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.
          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a

Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, it shall not settle any such claim without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld); provided, however, that the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.
          (c) In the event any indemnified party should have a claim against any indemnifying party under this Article V that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Sections 5.05 and 5.07, the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under this Article V, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.
          (d) After the Closing, Sections 5.01 and 5.02 shall constitute the exclusive remedy for any misrepresentation or breach of warranty contained in this Agreement.
          SECTION 5.07. Mitigation. RN Parent and MTVN Parent shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or liability; provided, however, that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party. In the event that RN Parent or MTVN Parent shall fail to make such commercially reasonably efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing sentence shall be applicable) notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if RN Parent or MTVN Parent, as the case may be, had made such efforts.

          SECTION 5.08. Survival. The representations and warranties contained in Sections 3.01 and 3.02 of this Agreement shall survive the Closing and shall terminate two years from the date of this Agreement. The covenants and agreements in this Agreement shall survive in accordance with their terms or, if no term is stated, then shall survive indefinitely.
ARTICLE VI
Miscellaneous
          SECTION 6.01. Notices. Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such party at the address or facsimile number set forth for such party in Schedule 7 hereto or as such party shall hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (b) if given by mail, five Business Days (or, (i) if by overnight courier, one Business Day, or (ii) if to an address outside the United States, seven Business Days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section 6.01.
          SECTION 6.02. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and assigns, and their legal representatives. No party may assign this Agreement or any of its rights, interests or obligations in connection with the Transactions. Except as expressly set forth in Article V, this Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.
          SECTION 6.03. Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any party by notice given in accordance with Section 6.01 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.
          SECTION 6.04. Integration. The Transaction Documents and all other written agreements contemporaneously entered into herewith by the parties constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.
          SECTION 6.05. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.
          SECTION 6.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          SECTION 6.07. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid; provided, however, that in such case the parties shall endeavor to amend or modify this Agreement to achieve to the extent reasonably practicable the purpose of the invalid provision.
          SECTION 6.08. Amendments and Modifications. This Agreement may be amended or modified at anytime and from time to time with the written consent of each party.
          SECTION 6.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.
          SECTION 6.10. Dispute Resolution. Any and all disputes arising out of or relating to any aspect of this Agreement shall be resolved pursuant the provisions set forth in Schedule 6.
          SECTION 6.11. Waiver of Jury Trial. Each of the parties irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.
          SECTION 6.12. Absence of Presumption. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event of ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

RHAPSODY AMERICA LLC,

by
/s/ MICHAEL BLOOM

Name: Michael Bloom
Title: General Manager

REALNETWORKS, INC.,

by
/s/ ROBERT GLASER

Name: Robert Glaser
Title: Chief Executive Officer

REALNETWORKS DIGITAL MUSIC OF CALIFORNIA, INC.,

by
/s/ ROBERT GLASER

Name: Robert Glaser
Title: President and CEO

VIACOM INTERNATIONAL INC.,

by
/s/ MICHAEL D. FRICKLAS

Name: Michael D. Fricklas
Title: Executive Vice President,
General Counsel and Secretary

DMS HOLDCO INC.

by
/s/ MICHAEL D. FRICKLAS

Name: Michael D. Fricklas
Title: Executive Vice President